Exhibit 5.1

January 7, 2008

Acorn Acquisition Corp.

 Re: Acorn Acquisition Corp. Registration Statement On Form S-4 Ladies and Gentlemen:

We have acted as counsel to Acorn Acquisition Corp., a Delaware corporation (the "Company"), in connection with the public offering of an aggregate of 51,250,000 shares of the Company's Common Stock, par value $0.0001 per share (the "Shares"). The Shares are to be issued to the shareholders of Lumen Medical Inc., a Florida corporation ("Lumen"), pursuant to an Agreement and Plan of Merger dated as of October 1, 2007, between the Company and Lumen (the "Merger Agreement"), once the Company's Registration Statement on Form S-4 (Registration No. 333-146685) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), has been declared effective by the Commission.

 The Merger Agreement provides for the statutory merger of Lumen with and into the Company, with each shareholder of Lumen receiving in exchange for each share of the 16,400 issued and outstanding shares of Lumen Common Stock, par value $0.0001 per share ("Lumen Common Stock"), 3,125 of the Shares of the Company. Promptly after the Commission declares the Registration Statement effective, the majority shareholder of the Company and Lumen, Tendall FZCO, will vote its shares of the Company and Lumen in favor of the Merger, which is a sufficient vote for the Merger to be approved by the Company and Lumen.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-B.

 In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

 (i) the Registration Statement;

 (ii) the Certificate of Incorporation of the Company and the Articles of Incorporation of Lumen;

 (iii) the By-Laws of the Company and Lumen; and

 (iv) certain resolutions adopted by the Boards of Directors of the Company and of Lumen relating to the Merger Agreement, the issuance of the Lumen Common Stock, the transactions pursuant to which Tendall FZCO became the controlling shareholder of the Company and of Lumen, the issuance of the Shares and related matters.

 We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and Lumen and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and Lumen, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, (v) the authenticity of the originals of such latter documents and (vi) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Shares will be issued in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and Lumen, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, other than the Company and Lumen, of such documents and, except as set forth below, the validity and binding effect on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, Lumen and others.

We express no opinion other than as to (i) the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Merger, (ii) the Delaware General Corporation Law, and (iii) the Florida Business Corporation Act.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Shares have been duly issued by the Company, countersigned by the Company's transfer agent and delivered upon consummation of the Merger against receipt of the 16,400 shares of Lumen Common Stock surrendered in exchange therefor in accordance with the terms of the Merger Agreement, the Shares will be duly authorized and issued, fully paid and non-assessable.

Our opinion expressed above is subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ HIRSHFIELD LAW